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      [TECHTEAM LOGO]                              NEWSRELEASE
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                                                             NASDAQ-NM -- "TEAM"

FOR IMMEDIATE RELEASE, Tuesday, April 4, 2006

TECHTEAM REVEALS INTERNAL INVESTIGATION INTO POSSIBLE MISCONDUCT

BOARD 'PUZZLED' BY COSTA BRAVA'S ABRUPT TERMINATION OF TALKS FOLLOWING
REVELATION


SOUTHFIELD, MICHIGAN, April 4, 2006... TechTeam Global, Inc. (Nasdaq: TEAM) (the "Company" or "TechTeam") Board of Directors revealed today that before Costa Brava Partnership III, L.P. ("Costa Brava") abruptly ended discussions about a unity slate of directors last Friday, the Board had asked for a delay in concluding the agreement pending the outcome of an internal investigation into possible misconduct by the Company's Chief Financial Officer, who was responsible for investor relations.

"We have serious concerns about the potential misconduct, and we are working to finalize our investigation so we can understand the full ramifications of the potential misconduct both inside and outside the Company," said Board Chairman Kim A. Cooper. "So we informed Costa Brava that we felt it necessary to wait until our independent legal counsel completes its inquiry into possible unauthorized disclosure of confidential information to Costa Brava."

Cooper emphasized that the potential misconduct by the Company's Chief Financial Officer did not relate to the Company's financial statements, and therefore, the integrity of the company's financial statements is not in question.

"In view of the circumstances, we are both disappointed and puzzled that Costa Brava elected to unilaterally terminate discussions," Cooper said. "We had hoped that they would agree to delay their plan to wage a proxy contest until the relevant facts could be discovered. Pending the outcome of the inquiry, the Board may wish to seek a resumption of discussions with Costa Brava."

The Company's former Chief Financial Officer, David W. Morgan, was suspended Wednesday, March 29, 2006, and subsequently resigned. Marc J. Lichtman, who has been TechTeam's Vice President and Chief Accounting Officer since 2004, will continue to oversee the Company's financial functions.

The internal investigation is being led by David Bohan, a partner at Sachnoff & Weaver, a Chicago law firm retained late last year as independent counsel to the TechTeam Board. Bohan is a Harvard Law School graduate and a former federal prosecutor who heads his firm's Securities Litigation and Regulation Practice Group. He has experience in conducting internal corporate investigations on behalf of corporate boards.

                                   -- More --

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 27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866
                    - Fax (248) 357-2570 - www.techteam.com


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      [TECHTEAM LOGO]                              NEWSRELEASE
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Costa Brava is TechTeam's largest shareholder. It announced in February that it intended to nominate a slate of directors to replace the entire TechTeam Board at the Company's annual shareholder meeting. Since that time, the sitting Board has been working to reach an agreement with Costa Brava that would avert a costly proxy contest and serve the best interests of all shareholders through the nomination of a unity slate of directors.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 800-522-4451.

                              IMPORTANT INFORMATION

TechTeam Global, Inc. plans to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting, and advises its stockholders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that TechTeam files with the SEC at the SEC's Web site at www.sec.gov. The Proxy Statement and these other documents may also be obtained free from TechTeam by directing a request to TechTeam Global Inc., Attn: Mr. Michael A. Sosin, 27335 West 11 Mile Road, Southfield, Michigan 48034; telephone (248) 357-2866.

                   CERTAIN INFORMATION REGARDING PARTICIPANTS

TechTeam, its directors, and named executive officers may be deemed to be participants in the solicitation of TechTeam's security holders in connection with its 2006 Annual Meeting. Stockholders may obtain information regarding the names, affiliations, and interests of such individuals in TechTeam's Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated April 10, 2005, each of which is filed with the SEC.

To the extent holdings of TechTeam securities have changed since the amounts printed in the proxy statement, dated April 10, 2005, such changes have been reflected on Statements of Changes in Beneficial Ownership on Form 4 and Initial Statements of Beneficial Ownership on Form 3 filed with the SEC.



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CONTACTS:

TECHTEAM GLOBAL, INC.
William C. Brown
President and
Chief Executive Officer
(248) 357-2866
wcbrown@techteam.com


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 27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866
                    - Fax (248) 357-2570 - www.techteam.com